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                                                             EXHIBIT NO. 99.8(K)
                               Master Class R2 Administrative Services Agreement

                                                                       EXHIBIT A

                                                             AS OF JULY 20, 2004

FUNDS

Massachusetts Investors Trust

Massachusetts Investors Growth Stock Fund

MFS Government Securities Fund

MFS Series Trust I
         MFS Core Equity Fund
         MFS Core Growth Fund
         MFS New Discovery Fund
         MFS Research International Fund
         MFS Strategic Growth Fund
         MFS Technology Fund
         MFS Value Fund

MFS Series Trust II
         MFS Emerging Growth Fund

MFS Series Trust III
         MFS High Income Fund

MFS Series Trust IV
         MFS Mid Cap Growth Fund

MFS Series Trust V
         MFS International New Discovery Fund
         MFS Research Fund
         MFS Total Return Fund

MFS Series Trust VI
         MFS Global Equity Fund
         MFS Global Total Return Fund
         MFS Utilities Fund

MFS Series Trust VII
         MFS Capital Opportunities Fund

MFS Series Trust VIII
         MFS Global Growth Fund

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MFS Series Trust IX
         MFS Bond Fund
         MFS Inflation-Adjusted Bond Fund
         MFS Intermediate Investment Grade Bond Fund
         MFS Limited Maturity Fund
         MFS Research Bond Fund

MFS Series Trust X
         MFS Aggressive Growth Asset Allocation Fund
         MFS Conservative Asset Allocation Fund
         MFS Growth Asset Allocation Fund
         MFS International Diversification Fund
         MFS Moderate Asset Allocation Fund
         MFS New Endeavor Fund
         MFS Strategic Value Fund

MFS Series Trust XI
         MFS Mid Cap Value Fund